As filed with the Securities and Exchange Commission on October 29, 2008

Registration No. 333-142342

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

The Estée Lauder Companies Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

11-2408943

(I.R.S. Employer Identification Number)

767 Fifth Avenue

New York, New York  10153

(212) 572-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Sara E. Moss, Esq.
Executive Vice President and
General Counsel

The Estée Lauder Companies Inc.

767 Fifth Avenue

New York, New York 10153

(212) 572-4200

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Matthew D. Bloch, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York  10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION STATEMENT AND DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to a Registration Statement on Form S-3 (File No. 333-142342) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on April 25, 2007 by The Estée Lauder Companies Inc. (the “Company”) and immediately declared effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act of 1933, as amended, the Company registered the offer and sale from time to time of $750,000,000 aggregate principal amount the Company’s debt securities.

On May 1, 2007, the Company sold $300,000,000 aggregate principal amount of its 5.550% Senior Notes due 2017 and $300,000,000 aggregate principal amount of its 6.000% Senior Notes due 2037 pursuant to the Registration Statement. The Company has decided to terminate the offering with respect to the remaining debt securities that are registered under the Registration Statement. Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the remaining $150,000,000 aggregate principal amount of debt securities that would have otherwise remained available for sale under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 29, 2008.

THE ESTÉE LAUDER COMPANIES INC.

By:	/s/ RICHARD W. KUNES
	Name:	Richard W. Kunes
	Title:	Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of October, 2008.

Signature	Title

*	Chief Executive Officer and
William P. Lauder	a Director (Principal
Executive Officer)

/s/ RICHARD W. KUNES	Executive Vice President
Richard W. Kunes	and Chief Financial Officer
(Principal Financial and
Accounting Officer)

*	Chairman of the Board of
Leonard A. Lauder	Directors

*	Director
Charlene Barshefsky

*	Director
Rose Marie Bravo

*	Director
Paul J. Fribourg

*	Director
Mellody Hobson

	*	Director
Irvine O. Hockaday, Jr.

	*	Director
Aerin Lauder

	*	Director
Ronald S. Lauder

	*	Director
Richard D. Parsons

	*	Director
Lynn Forester de Rothschild

	*	Director
Barry S. Sternlicht

*By:	/s/ RICHARD W. KUNES
Richard W. Kunes, as Attorney-in-Fact